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                                                                    EXHIBIT 23.1
                                                                    ------------





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement.


                                    /s/ Arthur Andersen LLP

                                    ARTHUR ANDERSEN LLP


Boston, Massachusetts
September 9, 1996